As filed with the Securities and Exchange Commission on August 3, 2011

Registration No. 333-152478

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

ASIAINFO-LINKAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	752506390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AsiaInfo-Linkage, Inc.

4th Floor, Zhongdian Information Tower

No. 6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Tel: +8610 8216-6688

(Address of Principal Executive Offices)

ASIAINFO HOLDINGS, INC.

2008 STOCK INCENTIVE PLAN

(Full title of the plan)

Tracy Liu

AsiaInfo-Linkage, Inc.

5201 Great America Parkway, Suite 429

Santa Clara, California 95054

Tel: +1 (408) 970-9788

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Andrew D. Ledbetter, Esq.	Steven Liu, Esq.
DLA Piper LLP (US)	DLA Piper LLP (UK)
701 5th Ave., Suite 7000	20th Floor, South Tower
Seattle, Washington 98104	Beijing Kerry Center
Tel: +1 (206) 839-4800	1 Guanghua Road, Chaoyang District
Fax: +1 (206) 494-1800	Beijing 100020, PRC
Tel: +8610 6561-1788
Fax: +8610 6561-5158

EXPLANATORY STATEMENT

A total of 2,391,955 shares of common stock of AsiaInfo-Linkage, Inc. (formerly AsiaInfo Holdings, Inc.) (the “Company” ) were registered in connection with the Company’s 2008 Stock Incentive Plan, as amended (the “2008 Plan”) by, registration statement on Form S-8, File No. 333-152478, filed on July 23, 2008 (the “2008 Form S-8”). On April 21, 2011, the stockholders of the Company approved the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). Of the 2,391,955 shares registered in connection with the 2008 Plan, 908,082 shares have not been issued and are not subject to issuance upon the exercise or vesting of outstanding options or other awards granted under the 2008 Plan. Pursuant to Instruction E to Form S-8 and interpretations of the Securities and Exchange Commission, 908,082 shares of the Company’s common stock registered on the 2008 Form S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2011 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by the Company under Registration Number 333-152478 with respect to securities offered pursuant to the 2008 Plan are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, China on August 3, 2011.

ASIAINFO-LINKAGE, INC.

By:	/s/ MICHAEL WU
Michael Wu Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Wu and Deborah Lv as his attorney-in-fact with full power of substitution for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same with exhibits thereto and other documents in connection therewith with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES DING James Ding	Board Member and Co-Chairman of the Board	August 3, 2011

/s/ LIBIN SUN Libin Sun	Board Member and Executive Co-Chairman of the Board	August 3, 2011

/s/ STEVE ZHANG Steve Zhang	Board Member, President and Chief Executive Officer (principal executive officer)	August 3, 2011

/s/ MICHAEL WU Michael Wu	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 3, 2011

/s/ YUNGANG LU Yungang Lu	Board Member	August 3, 2011

/s/ DAVIN A. MACKENZIE Davin A. Mackenzie	Board Member	August 3, 2011

/s/ SEAN SHAO Sean Shao	Board Member	August 3, 2011

/s/ TOM MANNING Tom Manning	Board Member	August 3, 2011

/s/ EDWARD TIAN Edward Tian	Board Member	August 3, 2011

/s/ XIWEI HUANG Xiwei Huang	Board Member	August 3, 2011